UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 29, 2024

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300 Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 29, 2024, Marker Therapeutics, Inc. (the “Company”) delivered notice to Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”), terminating the Purchase Agreement, dated December 12, 2022 (the “Purchase Agreement”), with LPC effective March 1, 2024 (the “Termination Date”). The Company projects a financial runway through the fourth quarter of 2025 and does not anticipate an immediate need for capital acquisition. The Purchase Agreement provided that, upon the terms and subject to the conditions and limitations set forth therein, the Company had the right to sell to LPC up to $25 million of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), over the 24-month term of the Purchase Agreement.  The Purchase Agreement provided the Company could terminate the Purchase Agreement for any reason or for no reason with one business day notice to LPC, however, certain provisions in the Purchase Agreement survive termination, as more fully described in the Purchase Agreement. In consideration for entering into the Purchase Agreement, the Company issued to LPC 1,804,098 shares of the Company’s Common Stock (the “Commitment Shares”). There are no early termination penalties attributable the Purchase Agreement. There were no material relationships between the Company, or any of the Company’s affiliates, and LPC other than with respect to the Purchase Agreement and Registration Rights Agreement, described below.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with LPC (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a Form S-1 registration statement (the “Registration Statement”), as permissible and necessary under the Securities Act of 1933, as amended (the “Securities Act”), to register the sale of the shares of the Company’s Common Stock that may be sold to LPC under the Purchase Agreement, as well as the Commitment Shares. On January 3, 2023, the Company filed a Prospectus Supplement to the Registration Statement dated December 23, 2022 and declared effective on December 30, 2022 with the Securities and Exchange Commission registering the resale of all the shares of Common Stock that may be offered to LPC from time to time under the Purchase Agreement. From December 12, 2022 through the Termination Date, the Company sold 12,500 shares of Common Stock under the Purchase Agreement generating proceeds of approximately $33,000. The Company has no further obligations under the Purchase Agreement.

The descriptions of the Purchase Agreement and the Registration Rights Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the copies of the Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Current Report on Form 8-K filed on December 13, 2022.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: March 1, 2024	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer